As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextTrip, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sigma Additive Solutions, Inc.

2023 Equity Incentive Plan

(Full title of plan)

William Kerby

Chief Executive Officer

NextTrip, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Tinen, Esq.

Caitlin M. Murphey, Esq.

Snell & Wilmer L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, California 92130

(858) 910-4809

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by NextTrip, Inc. (fka Sigma Additives Solutions, Inc.) (the “Registrant”) for the purpose of registering of 7,000,000 shares of the Registrant’s common stock, par value $0.001 per share issuable to employees, officers, directors, consultants and advisors of the Registrant under the Registrant’s 2023 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed with the Commission on May 29, 2025;

●	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 15, 2025;

●	The Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on March 7, 2025, March 28, 2025, April 4, 2025, April 7, 2025, April 11, 2025, April 14, 2025, April 24, 2025, May 2, 2025, May 8, 2025, May 9, 2025, June 23, 2025, June 30, 2025, July 15, 2025 and July 22, 2025 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

●	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38015) filed with the Commission on February 14, 2017, including any amendment or report filed for the purpose of updating such description, and Exhibit 4.23 to the Registrant’s Annual Report on Form 10-K filed with the Commission on May 29, 2025.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Nevada Revised Statutes provide corporations with the power to indemnify any of their directors and officers. To be entitled to indemnification, the director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, the corporation’s best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

The Registrant’s bylaws include an indemnification provision under which the Registrant must indemnify any of its directors or officers, or any of its former directors or officers, to the full extent permitted by law. The Registrant has also entered into indemnification agreements with each of its directors and officers under which the Registrant must indemnify them to the full extent permitted by law. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or officers for which indemnification is sought, nor is the Registrant aware of any threatened litigation that is likely to result in claims for indemnification. The Registrant also maintains insurance policies that indemnify its directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of the Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. These agreements provide that the Registrant will indemnify each of its directors, certain of its executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law. The Registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and the Registrant will indemnify its directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Registrant and/or in furtherance of its rights. Additionally, each of the Registrant’s directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, the Registrant has agreed in the indemnification agreements that the Registrant’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed by the Company as Exhibit 3.1 to the Company’s Form 10-K filed on March 24, 2022 and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 12, 2022, and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Company, as amended (filed by the Company as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).

4.4	Amendment No. 3 to Amended and Restated By-Laws of Sigma Additive Solutions, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 16, 2022, and incorporated herein by reference).

4.5	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 22, 2023 and incorporated herein by reference).

4.6	Certificate of Designation of Series F Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 9, 2024 and incorporated herein by reference).

4.7	Certificate of Designation of Series G Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2024 and incorporated herein by reference).

4.8	Certificate of Designation of Series H Convertible Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 30, 2024 and incorporated herein by reference).

4.9	Certificate of Designation of Series I Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 22, 2024 and incorporated herein by reference).

4.10	Certificate of Amendment, effective March 13, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 12, 2024 and incorporated herein by reference).

4.11	Certificate of Designation of Series J Nonvoting Convertible Preferred Stock (filed as Exhibit 3.11 to the Company’s S-1/A Registration Statement filed July 29, 2025 and incorporated herein by reference).

4.12	Certificate of Designation of Series K Nonvoting Convertible Preferred Stock (filed as Exhibit 3.12 to the Company’s S-1/A Registration Statement filed July 29, 2025 and incorporated herein by reference).

4.13	Certificate of Designation of Series L Nonvoting Convertible Preferred Stock (filed as Exhibit 3.13 to the Company’s S-1/A Registration Statement filed July 29, 2025 and incorporated herein by reference).

4.14	Certificate of Designation of Series M Nonvoting Convertible Preferred Stock (filed as Exhibit 3.14 to the Company’s S-1/A Registration Statement filed July 29, 2025 and incorporated herein by reference).

4.15	Certificate of Designation of Series N Nonvoting Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 31, 2025 and incorporated herein by reference).

4.16	Certificate of Designation of Series O Nonvoting Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 11, 2025 and incorporated herein by reference).

4.17	Withdrawal of Certificate of Designation of Series A Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).

4.18	Withdrawal of Certificate of Designation of Series B Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).

4.19	Withdrawal of Certificate of Designation of Series C Preferred Stock (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).

4.20	Withdrawal of Certificate of Designation of Series D Preferred Stock (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).

4.21	Withdrawal of Certificate of Designation of Series G Preferred Stock (filed as Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).

4.22	Amendment to Certificate of Designation of Series I Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).

4.23	Amendment to Certificate of Designation of Series L Nonvoting Convertible Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).

4.24	Certificate of Designation of Series P Nonvoting Convertible Preferred Stock (filed as Exhibit 3.24 to the Company’s S-1/A Registration Statement filed on July 29, 2025 and incorporated herein by reference).

5.1*	Opinion of Snell & Wilmer L.L.P.

23.1*	Consent of Haynie & Company, independent registered public accounting firm.

23.2*	Consent of Haynie & Company, independent registered public accounting firm.

23.3*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page).

99.1#	Sigma Additive Solutions, Inc. 2023 Equity Incentive Plan (filed as Exhibit 10.17 to the Company’s S-1/A Registration Statement filed on July 29, 2025 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.
#	Indicates management contract or compensatory plan.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on July 29, 2025.

NEXTTRIP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Kerby, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or he or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William Kerby	Chief Executive Officer and Director	July 29, 2025
William Kerby	(Principal Executive Officer)

/s/ Frank Orzechowski	Chief Financial Officer	July 29, 2025
Frank Orzechowski	(Principal Financial and Accounting Officer)

/s/ Donald P. Monaco	Chair of the Board of Directors	July 29, 2025
Donald P. Monaco

/s/ Jimmy Byrd	Director	July 29, 2025
Jimmy Byrd

/s/ Carmen Diges	Director	July 29, 2025
Carmen Diges

/s/ David Jiang	Director	July 29, 2025
David Jiang

/s/ Stephen Kircher	Director	July 29, 2025
Stephen Kircher

/s/ Andy Kaplan	Director	July 29, 2025
Andy Kaplan